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                                                                   EX-99.B(j)(A)



                         Independent Auditors' Consent


The Board of Trustees of Wells Fargo Funds Trust:
The Board of Trustees of Wells Fargo Core Trust:


We consent to the use of our reports for the WealthBuilder Growth Portfolio, WealthBuilder Growth Balanced Portfolio, WealthBuilder Growth and Income Portfolio, Diversified Bond Fund, Income Fund, Intermediate Government Income Fund, Limited Term Government Income Fund, Stable Income Fund, Corporate Bond Fund, and the Income Plus Fund, ten Portfolios/Funds of Wells Fargo Funds Trust, dated July 17, 2001, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

We also consent to the use of our reports for Wells Fargo Core Trust, dated July 17, 2001, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP

San Francisco, California
September 24, 2001